UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 23, 2010

SOUTHERN CHINA LIVESTOCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52866	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 +86 (701) 568-0890
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 23, 2010, the Board of Directors of Southern China Livestock, Inc. (the “Company”), elected William E. Thomson and Bernard J. Tanenbaum III as directors of the Company and approved director agreements with each of them. Mr. Thomson and Mr. Tanenbaum are “independent directors” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. Mr. Thomson and Mr. Tanenbaum will serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified.

The board also created three committees, an audit committee, a compensation committee and a nominating/corporate governance committee, each of which shall be composed of three independent directors, and adopted charters for the three committees and code of ethics and ethics/hotline/whistleblower program.  The audit committee is composed of William E. Thomson, chair, and Juxi Liu and Maopu Xiao.  The compensation committee is composed of Bernard J. Tanenbaum, chair, and Juxi Liu and Maopu Xiao.  The nominating/corporate governance committee is composed of Juxi Liu, chair, and Bernard Tanenbaum and William Thomson.

William E. Thomson, age 69, has been the president of Thomson Associates, Inc., a merchant banking and crisis management company, since 1978. Mr. Thomson is a director of Score Media Inc., a Canadian media company, China Armco Metals, Inc., a distributor of metal ore and non-ferrous metals in China, and Greater China Capital Inc., a capital pool company, and he is director and audit committee chairman of Asia Bio-Chem Group, Inc., a manufacturer of corn starch and related products in China  Mr. Thomson received his bachelors’ degree in business commerce from Dalhousie University in 1961, and became a chartered accountant affiliated with Institute of Chartered Accountants in 1963.   We believe Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations will bring valuable insights to the board into our business operations, financing and corporate governance.

Bernard J. Tanenbaum III, age 54, is president of Primus Capital LLC, an Atlanta, Georgia-based structured finance and investment company which he founded in 1997. Mr. Tanenbaum also serves as senior vice president of corporate communications for Funtalk China Holdings Limited, which sells mobile communications devices and accessories in China, since July 2009.  Mr. Tanenbaum served as chief executive officer of Middle Kingdom Alliance Corp., a blank check company that was founded in 2006, after domestication in the Cayman Islands under the name Pypo Digital Company Limited, completed a reverse acquisition with Funtalk China Holdings.  Mr. Tanenbaum was chief executive officer and a director of International Development & Environmental Holdings, Inc.  from December 2009 until September 2010, when the company completed a reverse acquisition with a New York based parking garage management company.  Mr. Tanenbaum received a bachelor of arts degree from Tulane University in 1978 and a master’s in business administration from Harvard Business School in 1982.  We believe that Mr. Tanenbaum’ s experience as an executive with experience in Chinese companies will provide insight to the board  in view of our transformation from a domestic Chinese company to a public company subject to the reporting and internal controls requirements of the Securities Exchange Act and Sarbanes Oxley.

On December 23, 2010, we entered into director agreements with each of Mr. Thomson and Mr. Tanenbaum. Pursuant to our agreement with Mr. Thomson, we will pay Mr. Thomson an annual fee of $28,000 for service as a director and an annual fee of $12,000 for service as chairman of the audit committee.  We will also issue to Mr. Thomson such number of shares as has a value of $15,000 on the date that we complete a public offering of our securities.

Pursuant to our agreement with Mr. Tanenbaum, we will pay Mr. Tanenbaum an annual fee of $30,000 for his service as a director.    We will also issue to Mr. Tanenbaum such number of shares as has a value of $15,000 on the date that we complete a public offering of our securities.

The agreements with both Mr. Thomson and Mr. Tanenbaum provide that compensation for service as a director is payable quarterly, commencing with the completion of a public offering of our securities and, except for the compensation payable to Mr. Thomson for services as chair of the audit committee, includes service on board committees.  The agreements also provide that their compensation for subsequent years shall be determined by the board or the compensation committee, provided that the compensation for any year shall not be less than the compensation for the immediately prior year. Unless the board or the compensation committee otherwise determines with respect to years subsequent to the initial year as a director, the equity compensation for subsequent years shall be issuable on the first business day of January of each subsequent year, commencing with the first business day in January 2012.

We also entered into indemnification agreements with Mr. Thomson and Mr. Tanenbaum.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
14.1	Code of ethics

99.1	Director Agreement with William E. Thomson, dated December 23, 2010

99.2	Director Agreement with Bernard J. Tanenbaum III, dated December 23, 2010

99.3	Audit Committee Charter

99.4	Compensation Committee Charter

99.5	Nominating/Corporate Governance Committee Charter

99.6	Whistleblower policy

99.7
Form of indemnification agreement (Filed as an exhibit to amendment no.  5 to the registration statement on Form S-1, File no. 333-167173, which was filed on November 30, 2010, and incorporated hereby by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CHINA LIVESTOCK, INC.

Date: December 23, 2010	By:	/s/ Luping Pan
Luping Pan President, Chief Executive Officer

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